UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 27, 2008

                                Con-way Inc.
           (Exact name of registrant as specified in its charter)

            Delaware                     1-5046           94-1444798
---------------------------------   --------------------------------------
  (State or other jurisdiction         (Commission       (IRS Employer
        of incorporation)             File Number)    Identification No.)

 2855 Campus Drive, Suite 300, San Mateo, California         94403
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      (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (650) 378-5200

        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



This Form 8-K/A, Amendment No. 1, is being filed for the purpose of filing a corrected form of Exhibit 99.1, Form of Performance Share Plan Unit Grant Agreement.

Section 3(b) of the Performance Share Plan Unit Grant Agreement has been revised by deleting the reference to "fifty percent (50%) of" so as to read as follows:

     (b) The number of Performance Share Plan Units remaining available to Recipient for vesting pursuant to Section 4 at the end of the Performance Period (the "PSPUs Available for Vesting") shall be equal to the total number of Performance Share Plan Units multiplied by the percentage corresponding to the Company's actual level of achievement of Earnings Per Share ("Earnings") goals shown in Table 1 of Appendix A. The Committee shall have the authority to exercise "negative discretion" (as such term is used in Treasury Regulation section 1.162-27(e)(2)(iii) or any successor provision) in its sole discretion to reduce the level of achievement of such goals. The definition of "Earnings Per Share" is set forth on Appendix B attached hereto.



ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits


        EXHIBIT NUMBER        EXHIBIT TITLE OR DESCRIPTION
        --------------        -----------------------------------
        EX 99.1               Form of Performance Share Plan
                                Unit Grant Agreement




                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       CON-WAY INC.



                       By:    /s/ Jennifer W. Pileggi
                             -----------------------
                       Name:  Jennifer W. Pileggi
                       Title: Senior Vice President
                              General Counsel & Secretary


Dated: January 31, 2008